AGREEMENT OF MERGER

                                OF

            WHIPPLE & COMPANY PROFESSIONAL CORPORATION

                               AND

                     THE SOMERSET GROUP, INC.

                         ________________


     Pursuant to Section 23-1-40-5 of the Indiana Business Corporation Law
                          ______________

     This Agreement of Merger, dated January   20 , 1998 ("Merger
Agreement"), is entered into by and between The Somerset Group, Inc., an Indiana corporation (the "Surviving Corporation"), and Whipple & Company Professional Corporation (the "Merging Corporation").

                             RECITALS

     A. Merging Corporation was incorporated in the State of Indiana on September 25, 1981 and on the date hereof has 387.5 shares of Common Stock outstanding ("Merging Corporation Shares").

     B. Surviving Corporation, Merging Corporation, and all shareholders of the Merging Corporation (the "Shareholders") have entered into an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization") providing for certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby. The Merger Agreement and the Agreement and Plan of Reorganization are intended to be construed together to effectuate their purpose.

     C.   The Boards of Directors of the Surviving Corporation and the
Merging Corporation deem it advisable and in their mutual best interests and in the best interests of the shareholders of the Surviving Corporation and Merging Corporation, respectively, that the Merging Corporation be acquired by the Surviving Corporation through a merger ("Merger") of Merging Corporation with and into Surviving Corporation.

     D. The Boards of Directors of the Surviving Corporation and Merging Corporation have approved the Merger, and the shareholders of the Merging Corporation have unanimously approved the Merger.


                            EXHIBIT A                            AGREEMENT


     The parties hereto hereby certify and agree as follows:

     1. Merging Corporation shall be merged with and into Surviving Corporation, and Surviving Corporation shall be the surviving corporation.

     2. The Merger shall become effective at such time (the "Effective Time" of the Merger) as this Merger Agreement is filed with the Secretary of State of the State of Indiana pursuant to Section 23-1-40-5 of the Indiana Business Corporation Law.

     3. At the Effective Time of the Merger, each share of the common stock of the Merging Corporation ("Merging Corporation Share") issued and outstanding shall be converted into the right to receive 860.224 shares of Common Stock of Surviving Corporation ("Surviving Corporation Shares").

     4. If as a result of the conversion described in Paragraph 3 above, the aggregate number of Surviving Corporation Shares to be delivered to any Shareholder of Merging Corporation shall include any fractional shares of Surviving Corporation Shares, no such fractional shares shall be issued, but in lieu thereof the total number of Surviving Corporation Shares to be issued to such Shareholder shall be rounded to the next highest whole number of Surviving Corporation Shares.

     5. The conversion of Merging Corporation Shares into Surviving Corporation Shares as provided by this Merger Agreement shall occur automatically at the Effective Time of the Merger without action by the holders thereof. Each holder of Merging Corporation Shares shall thereupon be entitled to receive Surviving Corporation Shares in accordance with Section 3 and Section 4.

     6. The Surviving Corporation Shares to be issued upon the exchange of shares of Merging Corporation Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Merging Corporation Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Merging Corporation Shares which were outstanding immediately prior to the Effective Time.

     7. At the Effective Time of the Merger, the separate existence of Merging Corporation shall cease, and Surviving Corporation shall succeed, without other transfer, to all of the rights and properties of Merging Corporation and shall be subject to all the debts and liabilities thereof in the same manner as if Surviving Corporation had itself incurred them.

     8. This Merger Agreement is intended as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

     9. The Surviving Corporation's Amended Articles of Incorporation in effect immediately prior to the Effective Time shall be the Amended Articles of Incorporation of Surviving Corporation after the Merger until thereafter amended.

     10. The Agreement and Plan of Reorganization and the Merger were approved by holders of all of the outstanding Merging Corporation Shares in accordance with Indiana Code 23-1-40-3. The approval of Surviving Corporation's shareholders was not required to approve the Merger pursuant to Indiana Code 23-1-40-3(g).

     11. Subsequent to the Effective Time, the Surviving Corporation shall not render professional services as defined in Indiana Code 23-1.5-1-11, and in accordance with Indiana Code 23-1.5-4-1, each shareholder of the Surviving Corporation and Merging Corporation immediately prior to the Effective Time is qualified to be a shareholder of the Surviving Corporation after the Effective Time of the Merger.

     12. (a) This Merger Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

          (b) This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     The parties have executed this Merger Agreement as of the date first written above.

                    THE SOMERSET GROUP, INC.



                       S/Marni McKinney
                         Marni McKinney
                         President and Chief Executive Officer

                    WHIPPLE & COMPANY PROFESSIONAL CORPORATION



                       S/Patrick J. Early
                         Patrick J. Early
                         President

168113/3124-6